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                                                                   Exhibit 23(a)


            Consent of Independent Registered Public Accounting Firm



The Board of Directors
MetLife Insurance Company of Connecticut:

We consent to the use of our reports incorporated herein by reference in the prospectus for the MetLife Life and Annuity Company of Connecticut (formerly The Travelers Life and Annuity Company).




Hartford, Connecticut
April 9, 2007